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EXHIBIT 21.1
SUBSIDIARIES OF STEWART & STEVENSON SERVICES, INC.


The following list sets forth the name of each subsidiary of the Company, which is also the name under which such subsidiary does business:



  C. Jim Stewart & Stevenson, Inc.                         Delaware
  CPS International, Inc.                                  Panama
  Creole Stewart & Stevenson, Inc.                         Delaware
  IPSC Co., Inc.                                           Arkansas
  PAMCO Services International, Inc.                       Delaware
  Sierra Detroit Diesel Allison, Inc.                      Nevada
  Stewart & Stevenson Capital Corporation                  Texas
  Stewart & Stevenson Development Services, Inc.           Delaware
  Stewart & Stevenson International, Inc.                  Delaware
  Stewart & Stevenson International Sales, Inc.            Barbados
  Stewart & Stevenson Operations, Inc.                     Delaware
  Stewart & Stevenson Overseas, Inc.                       Texas
  Stewart & Stevenson Petroleum Services, Inc.             Delaware
  Stewart & Stevenson Power, Inc.                          Delaware
  Stewart & Stevenson Project Services, Inc.               Delaware
  Stewart & Stevenson Technical Services, Inc.             Delaware
  Stewart & Stevenson Transportation, Inc.                 Texas
  Stewart & Stevenson Tactical Vehicle Systems, LP         Delaware
  Stewart & Stevenson TVS, Inc.                            Delaware
  Stewart & Stevenson (U.K.) Limited                       Scotland
  Stewart & Stevenson Vehicle Services, Inc.               Delaware
  TVS Holdings, Inc.                                       Delaware